As filed with the Securities and Exchange Commission on August 21, 2007
Reg. No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MANARIS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	88-0467848
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	identification No.)

400 boul. Montpellier
Montreal, Quebec
Canada H4N 2G7
(Address of Principal Executive Offices) (Zip Code)

2007 Employee Compensation Plan
(Full title of plan)

John G. Fraser
Chief Executive Officer
Manaris Corporation
400 boul. Montpellier
Montreal, Quebec
Canada H4N 2G7
(514) 904-6030
(Name, address, and telephone number of agent for service)

With a copy to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, NY 10006
(212) 930-9700
Fax: (212) 930-9725

CALCULATION OF REGISTRATION FEE

	Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	Aggregate offering	Amount of
to be registered (1)	Registered (2)	per share*	Price	Registration fee

Common Stock ($.00001 par value)	4,000,000 (3)	$0.10	$400,000	$12.28
Total	4,000,000		$400,000	$12.28

* Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the over the counter bulletin board of $0.093 and $0.093, respectively, on August 1, 2007.

(1) This registration statement covers shares of our common stock, $0.00001 par value per share, issuable pursuant to stock options and other equity incentive awards under our 2007 Employee Compensation Plan (the "Plan").
(2) This registration statement shall also cover an indeterminable number of additional common shares which may become issuable under the Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding common shares.
(3) Consists of up to 4,000,000 shares of common stock that have been reserved for issuance pursuant to awards that may be granted under the Plan and that are registered pursuant to this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the 2007 Employee Compensation Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, advisors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

John G. Fraser
Chief Executive Officer
Manaris Corporation
400 boul. Montpellier
Montreal, Quebec
Canada H4N 2G7
(514) 904-6030

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's Annual Report on Form 10-KSB for the year ended June 30, 2006, as filed with the SEC on October 2, 2006 (file no. 000-33199), which is hereby incorporated by reference.

o Reference is made to the Registrant's Quarterly Reports on Form 10-QSB for the periods ending September 30, 2006, December 31, 2006, and March 31, 2007, as filed with the SEC on November 20, 2006, February 14, 2007, and May 10, 2007, respectively, each of which is hereby incorporated by reference.

o Reference is made to the Registrant's Current Reports on Form 8-K or Form 8-K/A as filed with the SEC on July 30, 2007, July 17, 2007, June 27, 2007, May 10, 2007, February 20, 2007, December 28, 2006, November 28, 2006, November 15, 2006, November 6, 2006, November 3, 2006, October 31, 2006, October 26, 2006, and October 20, 2006, respectively, each of which is hereby incorporated by reference.

Item 4. Description of Securities.

The description of the Registrant's common stock is incorporated by reference to the Registrant's Registration Statement on Form SB-2/A, as filed with the SEC on October 12, 2006, which is hereby incorporated by reference.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd flr., New York, NY 10006.

Item 6. Indemnification of Directors and Officers.

Our Articles of Incorporation provide that, to the maximum extent permitted by law, none of our directors shall be personally liable for money damages to our company or any of our security holders for breach of fiduciary duty as a director. Our Bylaws further provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of our company or serving at our request in such capacity with another company, or as its representative in a partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is any alleged action in an official capacity as director, officer or representative, or in any other capacity while serving as a director, officer or representative, shall be indemnified and held harmless by the company to the fullest extent authorized by the Revised Statutes of the State of Nevada, but only if such action, suit or proceeding was authorized by our Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

EXHIBIT NUMBER	EXHIBIT

5.1	Legality Opinion of Sichenzia Ross Friedman Ference LLP

10.1	2007 Employee Compensation Plan

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Manning Elliott LLP, Chartered Accountants

24.1	Power of Attorney (included in the Signature Page).

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 21, 2007.

MANARIS CORPORATION

By:	/s/ John Fraser
John Fraser
Chief Executive Officer and President

MANARIS CORPORATION

By:	/s/ Tony Giuliano
Tony Giuliano
Chief Financial Officer and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John Fraser, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ John Fraser	President and Chief Executive Officer	August 21, 2007
John Fraser	(Principal Executive Officer)

/s/ John Simons	Chairman of the Board of Directors	August 21, 2007
John Simons

/s/ Jos J. Wintermans	Director	August 21, 2007
Jos J. Wintermans

/s/ Bernard Bougie	Director	August 21, 2007
Bernard Bougie